JOHN HANCOCK TRUST
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
     AMENDMENT (the “Amendment”) made this 30th day of April, 2010, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Trust, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A
     Appendix A is amended to add the advisory fee for the Lifestyle Income Trust (the “Portfolio”).
2.	EFFECTIVE DATE
          The Amendment shall become effective with respect to the Portfolio on the later of:
(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.
     John Hancock Trust

By:

John Hancock Investment Management Services, LLC
By:

APPENDIX A
ADVISORY FEE SCHEDULE
     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).
     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Lifestyle Trusts
The Adviser shall serve as investment adviser for each Portfolio listed below.
Lifestyle Aggressive Trust

Lifestyle Balanced Trust

Lifestyle Conservative Trust

Lifestyle Growth Trust

Lifestyle Moderate Trust

Lifestyle Income Trust

(collectively, the “Lifestyle Trusts”)
     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Lifestyle Trust, a fee computed separately for each Lifestyle Trust as follows (the “Adviser Fee”).
     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.
     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifestyle Trusts and all the Lifestyle Portfolios of John Hancock Funds II (as listed below) determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifestyle Trust.
The Lifestyle Portfolios of John Hancock Funds II are as follows: Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust, Lifestyle Moderate Trust and Lifestyle Income Trust (the “JHF II Lifestyle Portfolios”).
The Lifestyle Trusts and JHF II Lifestyle Portfolios are collectively referred to as the “Lifestyle Funds.”
Advisory Fee on Affiliated Fund Assets
Aggregate Net Assets of Lifestyle Funds

First	Excess over
$7.5 billion	$7.5 billion
0.050%	0.040%
     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifestyle Funds determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Lifestyle Trust.
Advisory Fee on Other Assets
Aggregate Net Assets of Lifestyle Funds

First	Excess over
$7.5 billion	$7.5 billion
0.500%	0.490%

     With respect to each Lifestyle Trust, the term “Aggregate Net Assets of Lifestyle Funds” in the schedules above include the net assets of the particular Lifestyle Trust. These terms also includes the net assets of each of the other Lifestyle Funds, but in each case only for the period during which the subadviser for the particular Lifestyle Fund also serves as the subadviser for the other Lifestyle Funds and only with respect to the net assets of such other Lifestyle Funds that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets of Lifestyle Funds and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Lifestyle Trust are determined as of the close of business on the previous business day of the Trust and the net assets of each Lifestyle Portfolio are determined as of the close of business on the previous business day of John Hancock Funds II. Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.
     The fee on Affiliated Fund Assets for each Lifestyle Trust shall be based on the applicable annual Affiliated Funds fee rate for the Lifestyle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Lifestyle Funds divided by (ii) Aggregate Net Assets of Lifestyle Funds (the “Applicable Annual Affiliated Funds Fee Rate”).
     The fee on Other Assets for each Lifestyle Trust shall be based on the applicable annual Other Assets fee rate for the Lifestyle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Lifestyle Funds divided by (ii) Aggregate Net Assets of Lifestyle Funds (the “Applicable Annual Other Assets Fee Rate”).
     The fee on Affiliated Fund Assets for each Lifestyle Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Lifestyle Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     The fee on Other Assets for each Lifestyle Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Lifestyle Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     The daily Adviser Fee for each Lifestyle Trust shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.
     If, with respect to any Lifestyle Trust, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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